UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2006
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

Aberdene Mines Limited
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2006 Canyon Copper Corp. (“Canyon”) received unsecured loans totaling an aggregate of $186,010 (CDN$209,000) from the following individuals: Walter Kondrosky, Kathy Huettl, Bob Gibb, Susan Hand, and Anthony Harvey, an officer and member of the board of directors of Canyon. Proceeds of the loans are to be used for working capital purposes. The loans are evidenced by unsecured promissory notes (the “Notes”). Each of the Notes bears interest at a rate of 15% per annum and is due on October 30, 2006. Canyon is also required to pay a 7.5% administration fee on the principal amount of each of the Notes. Outstanding amounts under the Notes may be prepaid, in whole or in part, at any time at the option of Canyon without penalty.

The above description of the Notes is qualified in its entirety by reference to the full text of the Notes, copies of which are filed as exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Promissory Note dated August 16, 2006 between Canyon Copper Corp. and Susan Hand.

10.2	Promissory Note dated August 16, 2006 between Canyon Copper Corp. and Walter Kondrosky.

10.3	Promissory Note dated August 16, 2006 between Canyon Copper Corp. and Anthony Harvey.

10.4	Promissory Note dated August 16, 2006 between Canyon Copper Corp. and Kathy Huettl.

10.5	Promissory Note dated August 16, 2006 between Canyon Copper Corp. and Bob Gibb.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: September 6, 2006
	By:	/s/ Kurt Bordian
KURT BORDIAN
Chief Financial Officer